ANA HOLDINGS AND JOBY PARTNER TO BRING AIR TAXI SERVICE TO JAPAN

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Japan’s largest airline joins forces with leading eVTOL company to establish aerial ridesharing service in Japan
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A future journey from Osaka station to Kansai International Airport could be reduced to less than 15 minutes, compared to one hour by car

(Joby’s all-electric aircraft performing a flight test near Big Sur, California)

SANTA CRUZ, CA, JAN 27, 2022 and TOKYO, JAPAN, JAN 28, 2022 — ANA HOLDINGS, INC. (“ANA”) and Joby Aviation, Inc. (NYSE:JOBY, “Joby”) today announced they are forming a partnership that will see Japan’s largest airline join with Joby to bring aerial ridesharing services to Japan. Toyota Motor Corporation (Toyota) also joined the partnership, with the intention of exploring opportunities such as ground-based transportation.

Joby is a California-based company developing an all-electric, five-seat aircraft that can take off and land vertically (eVTOL). With a maximum range of 150 miles (241 kilometers), a top speed of 200 mph (321 km/h) and a low noise profile to allow it to access built-up areas, Joby's piloted aircraft is designed to make convenient, emissions-free air travel an everyday reality. For example, the 31 mile (50 km) journey from Osaka station to Kansai International Airport could take less than 15 minutes by air rather than one hour by car.

ANA and Joby are set to collaborate on all aspects of establishing this revolutionary new form of transportation in Japan, including the development of infrastructure, pilot training, flight operations, air traffic management, public acceptance, and the regulatory requirements to operate. The integration with ground transportation will also be considered, with Toyota supporting the effort. The parties will also conduct joint discussions with relevant private companies as well as local and national governments.

The partners are all existing members of Japan’s Public-Private Conference for the Future Air Mobility Revolution, established by the Ministry of Economy, Trade and Investment and the Ministry of Land, Infrastructure, Transport and Tourism to accelerate the adoption of aerial ridesharing in the country.

Commenting on the partnership and the opportunity presented by the Japanese market, JoeBen Bevirt, founder and CEO of Joby, said: “Joby exists to help people save time while reducing their carbon footprint. Japan offers us a spectacular opportunity to do just that with 92%1 of the population living in urban areas and Tokyo registering as one of the top 20 most congested cities in the world2.

“We’re humbled to be working with ANA, an airline that has deservedly been awarded SKYTRAX’s 5-Star rating nine years in a row, and we look forward to working closely with them to bring our aerial ridesharing service to reality in Japan.”

Joby has spent more than a decade developing the technology behind its aircraft, completing more than 1,000 test flights and becoming the first, and only, eVTOL company to sign a G-1 (stage 4) Certification Basis for their aircraft with the Federal Aviation Administration (FAA).

Speaking about the opportunity presented by the introduction of aerial ridesharing in Japan, Koji Shibata, Representative Director and Executive Vice President at ANA HD, said: “ANA has 70 years of experience delivering safe and reliable flights to customers across the world. We’re proud to bring that operational experience to the table as part of this partnership and to be at the forefront of introducing this revolutionary form of transport to Japan.

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1 https://data.worldbank.org/indicator/SP.URB.TOTL.IN.ZS?locations=JP&most_recent_value_desc=false

2 https://www.tomtom.com/en_gb/traffic-index/ranking/

“Our customers value efficiency very highly, so being able to provide them with the option to travel rapidly - and sustainably - from an international airport to a downtown location is very appealing.”

The concept of aerial ridesharing has been rapidly gathering momentum in Japan as the country accelerates its efforts to prepare for the 2025 World Expo to be held in the western capital of Osaka, the third most populous city in Japan and the largest component of the Keihanshin metropolitan area of more than 18 million residents.

While Joby’s aerial ridesharing service will be operated directly by the company and offered to passengers via the Joby app or Uber app in core U.S. markets, this announcement reflects Joby’s strategy to partner with local companies committed to delivering exceptional customer service and operational excellence to launch its service in select markets outside the U.S. Additionally, Joby expects to work with local ground mobility partners to deliver seamless, end-to-end journeys for customers.

Joby already has strong connections with Japan, having worked alongside Toyota since 2019. As well as continuing to lend their expertise on manufacturing process development and high-volume production to Joby, Toyota will also support today’s announcement by looking to partner in other aspects of the value chain such as ground-based transportation. Toyota is Joby’s largest outside investor, with nearly $400 million invested to date.

You can read more about Toyota’s long term partnership with Joby in this blog post (https://www.jobyaviation.com/blog/shared-commitment-future-of-mobility/).

Images from this press release, along with an animation of the illustrative route from Osaka station to Kansai International Airport are available here (https://drive.google.com/drive/folders/1XvKILqiash4xhXAj7ddSvsNeW5r9H1yj).

Photos and video footage of the Joby aircraft are available in Joby's Media Kit (https://drive.google.com/drive/folders/1JQwXuIGAbSWB4R-Ui3Ld9Ka1d5Vn10hT).

ABOUT ANA

Founded in 1952 with just two helicopters, All Nippon Airways (ANA) has grown to become the largest airline in Japan. ANA HOLDINGS Inc. (ANA HD) was established in 2013 as the largest airline group holding company in Japan, comprising 71 companies including ANA and Peach Aviation, the leading LCC in Japan.

ANA is a launch customer and the largest operator of the Boeing 787 Dreamliner, making ANA HD the biggest Dreamliner owner in the world. A member of Star Alliance since 1999, ANA has joint venture agreements with United Airlines, Lufthansa German Airlines, Swiss International Airlines and Austrian Airlines - giving it a truly global presence.

The airline's legacy of superior service has helped it earn SKYTRAX's respected 5-Star rating every year since 2013, with ANA being the only Japanese airline to win this prestigious designation for nine consecutive years. ANA also has been recognized by Air Transport World as "Airline of the Year" three times (2007, 2013 and 2018); it is one of only a select few airlines to win this prominent award multiple times.

In 2021, ANA was awarded the 5-star COVID-19 safety rating by SKYTRAX, recognizing the airline's initiatives to provide a safe, clean and hygienic environment at airports and aboard aircraft, embodied in the ANA Care Promise.

ANA is the only company in the aviation industry to receive the Gold Class distinction from the 2021 S&P Global Sustainability Awards and ANA HD has been selected as a member of the Dow Jones Sustainability World Index list for the fourth consecutive year and the Dow Jones Sustainability Asia Pacific Index list for the fifth consecutive year.

For more information, please refer to the following link.

https://www.ana.co.jp/group/en

ABOUT JOBY AVIATION

Joby Aviation, Inc. (NYSE:JOBY) is a California-headquartered transportation company developing an all-electric vertical take-off and landing aircraft which it intends to operate as part of a fast, quiet, and convenient air taxi service beginning in 2024. The aircraft, which has a maximum range of 150 miles (241 kilometers) on a single charge, can transport a pilot and four passengers at speeds of up to 200 mph (321 km/h). It is designed to help reduce urban congestion and accelerate the shift to sustainable modes of transit. Founded in 2009, Joby employs around 1,000 people, with offices in Santa Cruz, San Carlos, and Marina, California, as well as Washington, D.C. and Munich, Germany. To learn more, visit www.jobyaviation.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft including our initial plant capacity and regulatory outlook; our business plan, objectives, goals and market opportunity; and our current expectations relating to our business, financial condition, results of operations, prospects and capital needs. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, "expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our limited operating history and history of losses; our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our plans to operate a commercial passenger service beginning in 2024; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on a third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for its aircraft and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Registration Statement on Form S-1 (File No. 333-260608), filed with the Securities and Exchange Commission on October 29, 2021, and in other reports we file with or furnish to the Securities and Exchange Commission. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While Joby may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Contacts:

ANA Media
ANA Corporate Communications
TEL +81-3-6735-1111
publicrelations@ana.co.jp

Joby Media
press@jobyaviation.com